Exhibit 99

Rocky Brands, Inc. Announces Third Quarter 2025 Results

Net Sales Increased 7.0% to $122.5 Million

Income from Operations Increased 16.5% to $11.7 Million

Net Income Increased 36.6% to $7.2 Million, or $0.96 Per Diluted Share, compared to $5.3 Million, or $0.70 Per Diluted Share

Adjusted Net Income Increased 33.4% to $7.8 Million, or $1.03 Per Diluted Share, compared to Adjusted Net Income of $5.8 Million, or $0.77 Per Diluted Share

Total Debt Decreased 7.5% Year-Over-Year

NELSONVILLE, Ohio, October 28, 2025 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2025.

Third Quarter 2025 Overview

●	Net sales increased 7.0% to $122.5 million versus the year-ago quarter
●	Gross margin increased 210-basis points to 40.2% of net sales compared to 38.1% of net sales in the year-ago quarter
●	Income from operations increased 16.5% to $11.7 million compared to $10.1 million in the year-ago quarter
●	Net income increased 36.6% to $7.2 million, or $0.96 per diluted share, as compared to net income of $5.3 million, or $0.70 per diluted share, in the year-ago quarter
●	Adjusted net income increased 33.4% to $7.8 million, or $1.03 per diluted share, as compared to $5.8 million, or $0.77 per diluted share, in the year-ago quarter
●	Inventories as of September 30, 2025 increased 12.7% compared to September 30, 2024
●	Total debt as of September 30, 2025, decreased 7.5% compared with September 30, 2024

“We delivered another quarter of solid results amidst a challenging operating environment” said Jason Brooks, Chairman, President and Chief Executive Officer. “The improvement in our top-line was led by XTRATUF as demand for the brand remains strong across our wholesale and e-commerce channels, combined with solid growth in our other work and outdoor brands including Georgia Boot, The Original Muck Boot Company and Rocky. At the same time, strong full price selling, select price increases implemented year-to-date and favorable brand and channel mix contributed to over 200 basis points of gross margin improvement in the third quarter of 2025. Looking ahead, we believe the actions we have taken, namely raising prices and diversifying our sourcing, including leveraging our manufacturing facilities in the Dominican Republic and Puerto Rico will help to offset some of the impact from the higher tariffs that will pressure margins over the next few quarters. We are confident that the strength of our brand portfolio and our enhanced supply chain will allow us to fully capture the growth opportunities we believe exist in 2026 and beyond.”

Third Quarter 2025 Review

Third quarter net sales increased 7.0% to $122.5 million compared with $114.6 million in the third quarter of 2024. Wholesale net sales for the third quarter increased 6.1% to $89.1 million compared to $84.0 million in the third quarter of 2024. Retail net sales for the third quarter increased 10.3% to $29.5 million compared to $26.8 million in the third quarter of 2024. Contract Manufacturing net sales for the third quarter increased 4.1% to $3.9 million compared to $3.8 million in the third quarter of 2024.

Gross margin in the third quarter of 2025 was $49.3 million, or 40.2% of net sales, compared to $43.6 million, or 38.1% of net sales, for the same period last year. The increase in gross margin as a percentage of net sales was attributable to an increase in both Wholesale and Retail gross margin, partially offset by a decrease in Contract Manufacturing gross margin.

Operating expenses were $37.6 million, or 30.6% of net sales, for the third quarter of 2025 compared to $33.6 million, or 29.3% of net sales, for the same period a year ago. Excluding $0.7 million of acquisition related amortization in the third quarter of 2025 and 2024, adjusted operating expenses were $36.8 million in the current year period and $32.9 million in the year ago period. As a percentage of net sales, adjusted operating expenses were 30.1% in the third quarter of 2025 compared with 28.7% in the year ago period. The increase in operating expenses was driven by higher outbound logistics costs, higher selling costs associated with the increase in our direct-to-consumer business, as well as an increase in our marketing investments compared with the year ago period.

Income from operations for the third quarter of 2025 was $11.7 million, or 9.6% of net sales, compared to $10.1 million, or 8.8% of net sales, for the same period a year ago. Adjusted income from operations for the third quarter of 2025 was $12.4 million, or 10.1% of net sales, compared to adjusted income from operations of $10.8 million, or 9.4% of net sales, a year ago.

Interest expense for the third quarter of 2025 was $2.6 million compared with $3.3 million for the prior year period. The decrease in interest expense was driven by lower debt levels as well as lower interest rates.

The Company reported third quarter net income of $7.2 million, or $0.96 per diluted share, compared to $5.3 million, or $0.70 per diluted share, in the third quarter of 2024. Adjusted net income for the third quarter of 2025 was $7.8 million, or $1.03 per diluted share, compared to $5.8 million, or $0.77 per diluted share, in the year ago period.

Balance Sheet Review

Cash and cash equivalents were $3.3 million as of September 30, 2025 compared to $3.7 million at September 30, 2024 and December 31, 2024.

As of September 30, 2025, total debt, net of unamortized debt issuance costs of $1.9 million, was $139.0 million, consisting of a $28.9 million senior term loan and $112.0 million of borrowings under the Company's senior secured asset-backed credit facility. As of September 30, 2025, total debt, net of unamortized debt issuance costs was down 7.5% from September 30, 2024, and was up 8.0% compared to December 31, 2024. The increase in debt at September 30, 2025 compared to December 31, 2024 was a result of the seasonal fluctuations of our business, with additional borrowings used to fund inventory purchases.

Inventories as of September 30, 2025, were $193.6 million, up 12.7% compared to $171.8 million on the same date a year ago and up 16.1% compared to $166.7 million as of December 31, 2024. The increase in inventories compared with one year ago and at December 31, 2024 was primarily driven by increased tariff costs.

Conference Call Information

The Company's conference call to review third quarter 2025 results will be broadcast live over the internet today, Tuesday, October 28, 2025, at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the continued strength of demand for the XTRATUF brand across Wholesale and e-commerce channels (Paragraph 2), the effectiveness of the actions taken by the Company (namely rising prices and diversifying sourcing, including leveraging our manufacturing facilities in the Dominican Republic and Puerto Rico) to offset some of the impact from higher tariffs (Paragraph 2), the pressure from higher tariffs on the Company's margin over the next few quarters (Paragraph 2), and the Company's confidence that the strength of its brand portfolio and enhanced supply chain will allow the Company to capture anticipated growth opportunities in 2026 and beyond (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2024 (filed March 17, 2025) and quarterly reports on Form 10-Q for the quarters ended March 31, 2025 (filed May 8, 2025) and June 30, 2025 (filed August 7, 2025). One or more of these factors have affected historical results and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30,	December 31,	September 30,
	2025	2024	2024
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$3,319	$3,719	$3,705
Trade receivables – net	82,564	71,983	77,130
Other receivables	96	1,028	177
Inventories – net	193,613	166,701	171,847
Prepaid expenses	5,658	3,008	5,205
Total current assets	285,250	246,439	258,064
LEASED ASSETS	4,890	6,030	6,705
PROPERTY, PLANT & EQUIPMENT – net	50,533	49,666	50,380
GOODWILL	47,844	47,844	47,844
IDENTIFIED INTANGIBLES – net	103,730	105,823	110,521
OTHER ASSETS	1,767	1,498	1,503
TOTAL ASSETS	$494,014	$457,300	$475,017

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$63,323	$58,069	$63,148
Current portion of long-term debt	8,361	8,361	8,361
Accrued expenses and other liabilities	32,471	23,977	20,845
Total current liabilities	104,155	90,407	92,354
LONG-TERM DEBT	130,684	120,376	141,929
LONG-TERM LEASE	2,183	3,537	4,232
DEFERRED INCOME TAXES	10,044	10,044	7,475
DEFERRED LIABILITIES	851	712	777
TOTAL LIABILITIES	247,917	225,076	246,767
SHAREHOLDERS' EQUITY:
Common stock, no par value;	-	-	-
25,000,000 shares authorized; issued and outstanding September 30, 2025 - 7,488,341; December 31, 2024 - 7,454,465; September 30, 2024 - 7,449,020
Additional paid-in-capital	75,449	73,866	73,537
Retained earnings	170,648	158,358	154,713
Total shareholders' equity	246,097	232,224	228,250
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$494,014	$457,300	$475,017

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
NET SALES	$122,540	$114,554	$342,260	$325,718
COST OF GOODS SOLD	73,264	70,908	202,695	199,886
GROSS MARGIN	49,276	43,646	139,565	125,832

OPERATING EXPENSES	37,541	33,575	111,968	103,271

INCOME FROM OPERATIONS	11,735	10,071	27,597	22,561

INTEREST EXPENSE AND OTHER – net	(2,493)	(3,180)	(7,367)	(13,964)

INCOME BEFORE INCOME TAX EXPENSE	9,242	6,891	20,230	8,597

INCOME TAX EXPENSE	2,030	1,612	4,468	2,011

NET INCOME	$7,212	$5,279	$15,762	$6,586

INCOME PER SHARE
Basic	$0.96	$0.71	$2.11	$0.89
Diluted	$0.96	$0.70	$2.10	$0.88

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,475	7,449	7,465	7,432
Diluted	7,543	7,503	7,511	7,479

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$37,541	$33,575	$111,968	$103,271
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(692)	(2,076)	(2,076)
ADJUSTED OPERATING EXPENSES	$36,849	$32,883	$109,892	$101,195

ADJUSTED INCOME FROM OPERATIONS	$12,427	$10,763	$29,673	$24,637

INTEREST EXPENSE AND OTHER – net, AS REPORTED	$(2,493)	$(3,180)	$(7,367)	$(13,964)
ADD: TERM LOAN FACILITY EXTINGUISHMENT COSTS	-	-	-	2,597
ADJUSTED INTEREST EXPENSE AND OTHER – net	(2,493)	(3,180)	(7,367)	(11,367)

NET INCOME
NET INCOME, AS REPORTED	$7,212	$5,279	$15,762	$6,586
TOTAL NON-GAAP ADJUSTMENTS	692	692	2,076	4,673
TAX IMPACT OF ADJUSTMENTS	(152)	(162)	(459)	(1,093)
ADJUSTED NET INCOME	$7,752	$5,809	$17,379	$10,166

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.96	$0.71	$2.11	$0.89
DILUTED	$0.96	$0.70	$2.10	$0.88

ADJUSTED NET INCOME PER SHARE
BASIC	$1.04	$0.78	$2.33	$1.37
DILUTED	$1.03	$0.77	$2.31	$1.36

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,475	7,449	7,465	7,432
DILUTED	7,543	7,503	7,511	7,479

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted operating expenses," "non-GAAP adjusted income from operations," "non-GAAP adjusted interest expense and other - net", "non-GAAP adjusted net income," and "non-GAAP adjusted net income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

	Definition	Usefulness to management and investors
Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset and are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Term loan facility extinguishment costs	Term debt extinguishment costs relate to the loss incurred on the extinguishment of debt during the second quarter 2024. The prepayment penalty associated with the early termination of the term debt, as well as the accelerated amortization of deferred financing fees of the term debt, was recorded as expense within Interest Expense and Other - net accompanying unaudited condensed consolidated financial statements.	We excluded these costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. This adjustment is a one-time cost for refinancing the term debt and is not reoccurring. This adjustment facilitates a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.